                                                                 Exhibit 99.1
                                                                 Page 1 of 2

                        Annual Statement as to Compliance

                         Barnett Auto Receivables Corp.

                            Barnett Auto Trust 1997-A
                            -------------------------
I, Gerald Robinson, President, hereby certify for the year ending December 31, 1997, in compliance of section 3.9 of the Trust Indenture dated, September 1, 1997:

(1)  a review of the activities of the Issuer during such year and of
     performance under this Indenture   has been made under such Authorized
     Officer's supervision; and

(2) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under such Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

IN WITNESS WHEREOF, I have affixed hereunto my signature this day of April 27, 1998.



                              By: /s/  Gerald Robinson
                                  --------------------

                                       Gerald Robinson
                                       President
                                       Barnett Auto Receivables Corp.

                                                                  Exhibit 99.1
                                                                  Page 2 of 2

                        Annual Statement as to Compliance

                        Barnett Dealer Financial Services

                            Barnett Auto Trust 1997-A
                            -------------------------

We, the undersigned, hereby certify for the year ending December 31, 1997, in compliance of section 4.10 of the Sales and Servicing Agreement dated, September 1, 1997:

a review of the activities of the Servicer during the preceding 12-month period (or, in the case of the first such report, during the period from the Closing Date to December 31, 1997) and of its performance under this Agreement has been made under such officers' supervision; and

to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or, in the case of the first such certificate, such shorter period) or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

IN WITNESS WHEREOF, we have affixed hereunto our signature this day of April 24, 1998.




                              By: /s/  Pat Doran
                                  --------------

                                       Pat Doran
                                       President
                                       Barnett Dealer Financial Services, Inc.


                              By: /s/  John F. Hyatt
                                       -------------

                                       John F. Hyatt
                                       Secretary
                                       Barnett Dealer Financial Services, Inc.

                                                                  Exhibit 99.2
                                                                   Page 1 of 6




                        Report of Independent Accountants

April 27, 1998

To the Board of Directors of Barnett Dealer Financial Services, Inc. US Bank National Association
Bank of New York


We have performed the procedures enumerated below, which were agreed to by the management of Barnett Dealer Financial Services, Inc. (the "Servicer"), as Servicer and Sponsor, U.S. Bank National Association, as Indenture Trustee, and The Bank of New York, as Owner Trustee, solely to assist you in evaluating, in connection with Section 4.11 of the Sales and Servicing Agreement dated September 1, 1997 (the "Agreement") for the Barnett Auto Trust 1997-A securitization, the mathematical accuracy of the Servicer Certificates (the "Certificates"), the accuracy of the calculations contained therein and the agreement of the amounts on the Certificates with the applicable amounts per the Servicer's computer systems' reports or management-prepared schedules, which are derived from the computer systems' reports (collectively, the "Computer Reports"), for the year ended December 31, 1997. This agreed-upon procedures engagement was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of the report.

Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

We have performed the procedures enumerated below with respect to the Certificates relating to the one-month periods ending October 31, 1997, November 30, 1997 and December 31, 1997. Management of the Servicer have informed us that the amounts and calculations within the Certificates were derived from the Computer Reports. We make no comment, however, on the accuracy of the Computer Reports.

Management of the Servicer have represented to us that the Certificates provided to us were identical to the Certificates forwarded by the Servicer to the Owner Trustee, the Trustee and the Depositor pursuant to the Agreement.
We performed no procedures to verify this representation.

With respect to the Certificates relating to the one-month periods ending October 31, 1997, November 30, 1997 and December 31, 1997, we performed the following procedures:

1. We recalculated the dollar amount next to the side caption "The amount of the distribution set forth in paragraph A1a above in respect of interest on the Notes" for the Class A-1 Notes by multiplying the applicable certificate rate by the applicable beginning "Class A-1 Note Pool Balance" and multiplying by the number of days between distribution dates and dividing the resultant amount by 360.

                                                                  Exhibit 99.2
                                                                   Page 2 of 6

2. We recalculated the dollar amounts next to the side captions "The amount of the distribution set forth in paragraph (A2a, A3a, A4a, A5a and A6a, respectively) above in respect of interest on the Notes" for the Class
     A-2, A-3, A-4, A-5 and B Notes by multiplying the applicable certificate rate by the applicable beginning "Class (A-2, A-3, A-4, A-5 and B, respectively) Note Pool Balance" and multiplying by 30 and dividing the resultant amount by 360.

3. We compared and agreed the dollar amounts next to the side captions "The amount of the distribution set forth in paragraph (A1a, A2a, A3a, A4a, A5a and A6a, respectively) above in respect of principal of the Notes" for the Class A-1, A-2, A-3, A-4, A-5 and B Notes to the Schedule of Allocation of Cash Account report maintained by management. We obtained management's representation that the Schedule of Allocation of Collection Account report was derived from Computer Reports and manual calculations. We performed no other procedures with respect to this representation.

4. We obtained management's written representation that the dollar amounts next to the side captions "The amount of the distribution set forth in paragraph (A1a, A2a, A3a, A4a, A5a and A6a, respectively) payable out of amounts withdrawn from the Reserve Account with respect to the Notes" were zero for the Class A-1, A-2, A-3, A-4, A-5 and B Notes because amounts have not been withdrawn from the Reserve Account. We performed no other procedures with respect to this representation.

5. We recalculated the dollar amounts next to the side captions "The aggregate amount of the distribution with respect to the Notes" for the Class A-1, A-2, A-3, A-4, A-5 and B Notes by summing the respective side captions "The amount of the distribution set forth in paragraph (A1a, A2a, A3a, A4a, A5a and A6a, respectively) above in respect of interest on the Notes", "The amount of the distribution set forth in paragraph (A1a, A2a, A3a, A4a, A5a and A6a, respectively) above in respect of principal of the Notes" and "The amount of the distribution set forth in paragraph (A1a, A2a, A3a, A4a, A5a and A6a, respectively) payable out of amounts withdrawn from the Reserve Account with respect to the Notes".

6. We recalculated the dollar amounts next to the side captions "The amount of the distribution set forth in paragraph (A1a, A2a, A3a, A4a, A5a and A6a, respectively) above, per $1,000 Note" for the Class A-1, A-2, A-3, A-4, A-5 and B Notes by dividing the respective amounts from A1a, A2a, A3a, A4a, A5a and A6a, by the applicable original Note Pool Balance and multiplying the resultant by $1,000.

7. We recalculated the dollar amounts next to the side captions "The amount of the distribution set forth in paragraph (A1b, A2b, A3b, A4b, A5b and A6b, respectively) above, per $1,000 Note" for the Class A-1, A-2, A-3, A-4, A-5 and B Notes by dividing the respective amounts from A1b, A2b, A3b, A4b, A5b and A6b, by the applicable original Note Pool Balance and multiplying the resultant by $1,000.

8. We recalculated the dollar amounts next to the side captions "The amount of the distribution set forth in paragraph (A1c, A2c, A3c, A4c, A5c and A6c, respectively) above, per $1,000 Note" for the Class A-1, A-2, A-3, A-4,
     A-5 and B Notes by dividing the respective amounts from A1c, A2c, A3c, A4c, A5c and A6c, by the applicable original Note Pool Balance and multiplying the resultant by $1,000.

                                                                  Exhibit 99.2
                                                                   Page 3 of 6

9. We recalculated the dollar amounts next to the side captions "The amount of the distribution set forth in paragraph (A1d, A2d, A3d, A4d, A5d and A6d, respectively) above, per $1,000 Note" for the Class A-1, A-2,
     A-3, A-4, A-5 and B Notes by dividing the respective amounts from A1d, A2d, A3d, A4d, A5d and A6d, by the applicable original Note Pool Balance and multiplying the resultant by $1,000.

10. We obtained management's written representation that all amounts under A7 (caption is "Certificates") were zero as the Reserve Account ceiling had not been met at December 31, 1997 and thus, cash distributions from the certificates issued with the Barnett Auto Trust 1997-A securitization have not been received as of December 31, 1997. We performed no other procedures with respect to this representation.

11. We recalculated the dollar amounts next to the side captions "The Pool Balance at the close of business on the last day of the Collection Period" by summing the side captions "The amount of distribution set forth in paragraph (A1a, A2a, A3a, A4a, A5a and A6a, respectively) above in respect of principal of the notes" for the Class A-1, A-2, A-3, A-4, A-5 and B Notes and subtracting the resultant from the prior month-end Pool Balance.

12. We recalculated the dollar amounts next to the side captions "The Class (A-1, A-2, A-3, A-4, A-5 and B, respectively) Note Pool Balance after giving effect to payments allocated as principal as set forth in paragraph (A1c, A2c, A3c, A4c, A5c and A6c, respectively)" for the Class A-1, A-2, A- 3, A-4, A-5 and B Notes by subtracting the current month principal allocation at A1c, A2c, A3c, A4c, A5c and A6c from the applicable prior month-end Note Pool Balance.

13. We recalculated the percentages next to the side captions "The Class (A-1, A-2, A-3, A-4, A-5 and B, respectively) Note Pool Factor after giving affect to the payments set forth in paragraph (A1c, A2c, A3c, A4c, A5c and A6c, respectively)" for the Class A-1, A-2, A-3, A-4, A-5 and B
     Notes by dividing the Note Pool Balance by the applicable original Note Pool Balance.

14. We obtained management's written representation that the dollar amount next to the side caption "The aggregate Purchase Amount for all Receivables that were repurchased in the Collection Period" was zero. No Receivables were purchased during the months of October, November and December. We performed no other procedures with respect to this representation.

15. We recalculated the dollar amount next to the side caption "The aggregate Payahead Balance on such Distribution Date" by identifying, within the Computer Reports, all actuarial loans with scheduled balances greater than current balances and summing the difference between the scheduled balances and the current balances. We noted the following differences for the months of October, November and December, respectively:

          Per Certificate          Per Recalculation
     Oct  $2,084,293.79            $2,085,242.59
     Nov  $1,545,340.73            $1,423,780.63
     Dec  $1,513,715.42            $1,513,077.17

16. We recalculated the dollar amount next to the side caption "The change in the Payahead Balance from the preceding Distribution Date" by subtracting the current month-end Payahead Balance from the prior month-end Payahead Balance.

                                                                  Exhibit 99.2
                                                                   Page 4 of 6

17. We recalculated the dollar amount next to the side caption "The aggregate Advance Balance on such Distribution Date" by identifying, within the Computer Reports, all actuarial loans with current balances greater than scheduled balances and summing the difference between the current balances and the scheduled balances. We noted the following differences for the months of October, November and December, respectively:

          Per Certificate          Per Computer Reports
     Oct  $2,400,758.23            $2,398,625.63
     Nov  $2,337,484.53            $2,337,484.74
     Dec  $2,419,501.01            $2,419,825.27

18. We recalculated the dollar amount next to the side caption "The change in the Advance Balance from the preceding Distribution Date" by subtracting the current month-end Advance Balance from the prior month-end Advance Balance.

19. We agreed the dollar amount next to the side caption "Total Collections by the Servicer" to the deposit included in the monthly bank statement for the Collection Account (acct. #77084381).

20. We recalculated the dollar amount next to the side caption "All amounts received by the Trust from the Servicer" by summing the dollar amount next to the side caption "Total Collections by the Servicer" and the dollar amount next to the side caption "The change in the Advance Balance from the preceding Distribution Date".

21. We recalculated the dollar amount next to the side caption "The aggregate amount of the Servicing Fee paid to the Servicer with respect to the preceding Collection Period" by multiplying the prior month-end Pool Balance by the 1.00% Servicing Fee and dividing by twelve.

22. We obtained management's written representation that all amounts under B3 (caption is "Payment Shortfalls") were zero as there were no instances of interest or principal carryover shortfalls. We performed no other procedures with respect to this representation.

23. We agreed the dollar amount next to the side caption "The aggregate amount scheduled to be paid, including unearned finance and other charges, for which Obligors are delinquent 60 days or more" to the Computer Reports.

24. We agreed the dollar amount next to the side caption "The amount of the aggregate Realized Losses for such Collection Period" to the Computer Reports. We noted the following differences for the months of October and November, respectively:

          Per Certificate          Per Computer Reports
     Oct  $163,446.82              $176,503.59
     Nov  $183,422.46              $183,381.22

25. We recalculated the dollar amount next to the side caption "Cumulative Realized Losses from the Closing Date, including Realized Losses for such Collection Period" by summing the prior-month end investor report dollar amount next to the side caption "Cumulative Realized Losses from the Closing Date, including Realized Losses for such Collection Period" and the current-month end investor report dollar amount next to the side caption "The amount of the aggregate Realized Losses for such Collection Period".

                                                                  Exhibit 99.2
                                                                  Page 5 of 6

26. We obtained management's written representation that the dollar amount next to the side caption "Recoveries, if any for such Collection Period" was zero since recoveries were included in the side captions "The amount of the aggregate Realized Losses for such Collection Period" and "Cumulative Realized Losses from the Closing Date, including Realized Losses for such Collection Period".

27. We agreed the dollar amount next to the side caption "Earnings included in the above balance" (related to the Reserve Account) to the applicable bank statements, within $1.

28. We recalculated the dollar amount next to the side caption "The Reserve Account balance as of the last day of the preceding Collection Period, including earnings" by summing the prior month-end investor report dollar amount next to the side caption "The Reserve Account balance as of the Distribution Date set forth above after giving effect to the distribution in respect of principal made on such Distribution Date" and the current month-end investor report dollar amount next to the side caption "Earnings included in above balance".

29. We agreed the dollar amount next to the side caption "Transfer to Reserve Account from Collection Account on Distribution Date" to the management-prepared Schedule of Allocation of Collection Account report. We obtained management's representation that the Schedule of Allocation of Collection Account report was derived from Computer Reports and manual calculations. We performed no other procedures with respect to this representation.

30. We obtained management's representation that the dollar amount next to the side caption "Transfer to BDFS" was zero since the pre-determined ceiling for the Reserve Account balance had not been reached. We performed no other procedures with respect to this representation.

31. We recalculated the dollar amount next to the side caption "The Reserve Account balance as of the Distribution Date set forth above after giving effect to the distribution in respect of principal made on such Distribution Date" by summing the dollar amounts next to the side captions "The Reserve Account balance as of the last day of the preceding Collection Period, including earnings", "Transfer to Reserve Account from Collection Account on Distribution Date" and "Transfer to BDFS".

32. We recalculated the percentage next to the side caption "Percentage of principal balance of Receivables delinquent 31-60 days" by dividing the dollar amount of Receivables delinquent 31-60 days (scheduled actuarial balances and actual daily simple interest balances) per the Computer Reports by the Pool Balance, and rounding to the nearest hundredth. We noted the following differences for the months of October, November and December, respectively:

          Per Certificate     Per Computer Records
     Oct       .69%                   .59%
     Nov       .64%                   .63%
     Dec       .76%                   .58%

                                                                  Exhibit 99.2
                                                                   Page 6 of 6

33. We recalculated the percentage next to the side caption "Percentage of principal balance of Receivables delinquent 61-90 days" by dividing the dollar amount of Receivables delinquent 61-90 days (scheduled actuarial balances and actual daily simple interest balances) per the Computer Reports by the Pool Balance, and rounding to the nearest hundredth. We noted the following differences for the months of October and December, respectively:

          Per Certificate      Per Computer Records
     Oct       .12%                    .13%
     Dec       .24%                    .28%

34. We recalculated the percentage next to the side caption "Percentage of principal balance of Receivables delinquent over 90 days" by dividing the dollar amount of Receivables delinquent over 90 days (scheduled actuarial balances and actual daily simple interest balances) per the Computer Reports by the Pool Balance, and rounding to the nearest hundredth. We noted the following differences for the months of October, November and December, respectively:

          Per Certificate      Per Computer Records
     Oct       .03%                    .01%
     Nov       .08%                    .07%
     Dec       .20%                    .16%

35. We recalculated the percentage next to the side caption "Weighted Average Coupon of Receivables" by dividing each respective loan principal balance outstanding by the total principal balance outstanding and multiplying the resultant by each respective coupon rate and summing the total, rounded to the nearest hundredth.

36. We recalculated the amount next to the side caption "Weighted Average Remaining Term of Receivables" by dividing each respective loan principal balance outstanding by the total principal balance outstanding and multiplying the resultant by the remaining term of each respective loan and summing the total, rounded to the nearest hundredth. We noted the following differences for the months of November and December, respectively:

          Per Certificate       Per Computer Records
     Nov    56.33                        56.32
     Dec    55.42                        55.41


We were not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on the Certificates. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of Barnett Dealer Financial Services, Inc. U.S. Bank National Association, and The Bank of New York and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.

/s/ Price Waterhouse
--------------------
Price Waterhouse LLP